                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

Artesian Resources Corporation
Newark, Delaware

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (Registration No. 333-136184)of our reports dated March 10, 2006, relating to the consolidated financial statements, the effectiveness of Artesian Resources Corporation's internal control over financial reporting, and schedule of Artesian Resources Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO Seidman, LLP
Bethesda, Maryland

August 14, 2006